Exhibit 31.4

CERTIFICATIONS

I, William J. Lyons, certify that:

1.	I have reviewed this annual report on Form 10-K of CONSOL Energy Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report

Date: February 7, 2013

/s/ William J. Lyons
William J. Lyons
Chief Financial Officer and Executive Vice President
(Principal Financial Officer and Principal Accounting Officer)